UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                February 22, 2006

Centennial Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Seventeenth St., Suite 300
Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 303-296-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On February 22, 2006, the Compensation, Nominating and Governance Committee of the Board of Directors of the Company approved cash bonus awards under the 2005 Executive Cash Incentive Plan and awarded additional discretionary amounts due to the various challenges faced, and achievements accomplished, by the Company in 2005.

The following table lists the total bonuses awarded to the Company’s “named executive officers”:

Named executive officer	Title	2005 Cash Bonus

David C. Boyles	President and Chief Operating Officer	$360,000

Paul W. Taylor	Executive Vice President and Chief Financial Officer	180,000

John W. Perkins	President and Chief Executive Officer — Guaranty Bank and Trust Company	180,000

Daryll D. Southwick	President and Chief Executive Officer — Centennial Bank of the West	180,000

John M. Eggemeyer, Chairman and CEO of the Company, elected not to receive a bonus.

Item 5.05     Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 22, 2006, the Company’s Board of Directors approved amendments to the Company’s Code of Business Conduct and Ethics.  The principal amendments to the Code relate to the enhancement of the Conflicts of Interest provisions concerning the acceptance of gifts and entertainment.

A copy of the amended Code is furnished as Exhibit 14.1 hereto and incorporated herein by reference.  In addition, a copy of the amended Code is available on the Company’s website, www.cbhi.com, under the “Corporate Governance” link.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed herewith:

14.1                           Centennial Bank Holdings, Inc. Code of Business Conduct and Ethics, dated February 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó
Title: Executive Vice President, General Counsel and Secretary

Date:  February 28, 2006